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                                                                  EXHIBIT 10.55


                               SUBLEASE AGREEMENT

         THIS SUBLEASE AGREEMENT (this "Sublease") is made by and between WESTPOINT STEVENS INC., a Delaware corporation ("Sublessor"), and HTG CORPORATION, a Georgia corporation ("Sublessee"), as of the 15th day of August, 2000 ("Effective Date").

                                R E C I T A L S :

         A. WHEREAS, EOP-Buckhead, L.L.C., a Delaware limited liability company ("Landlord") and Sublessor entered into that certain Office Lease dated July 13, 2000, (the "Lease"), and

         B. WHEREAS, Sublessor now desires to sublease a portion of the Leased Premises to Sublessee,

         NOW, THEREFORE, for and in consideration of the sum of Ten and No/100 Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Sublessor and Sublessee do hereby agree as follows:

         1. Sublessor represents and warrants to Sublessee that (a) Sublessor has delivered to Sublessee a full and complete copy of the Lease, (b) the Lease is, as of the date hereof, in full force and effect, and (c) Sublessor is not in default under the Lease.

         2. Sublessor, for and in consideration of the rents herein reserved and of the covenants and agreements herein contained on the part of Sublessee to be performed, hereby subleases to Sublessee, and Sublessee accepts from Sublessor, the following portion of the Leased Premises: approximately 1040 square feet of Net Rentable Area located on the Sixteenth (16th) floor of the Building, as depicted on Exhibit A attached hereto (the "Sublet Premises") together with reception areas, hallways, break rooms and kitchens located within the Leased Premises.

         3. The term of this Sublease shall commence as of the effective date on the date hereof and shall expire upon the Expiration Date specified in the Lease, unless earlier terminated by agreement of the parties or as provided herein, provided however, that either party may terminate this Sublease upon ninety (90) days advance written notice..

         4. Sublessor has delivered possession of the Sublet Premises to Sublessee on the Effective Date.

         5. The Sublet Premises shall be used and occupied only for the uses permitted under the Lease.

         6. Sublessee agrees to pay as Rent for the Sublet Premises Eighteen percent (18%) of any other sums owed by Sublessor to Landlord under the Lease and related to Premises A and B including, but not limited to, Sublessee's pro rata share of all Base Rental and Additional Base Rental (as defined in the Lease) plus all charges for parking spaces assigned to Sublessee, with such payment to be made directly to Sublessor upon the terms and conditions set forth in the Lease.

         7. Sublessor represents that it has the full power and authority to enter into this Sublease, subject to the consent of Landlord. So long as Sublessee is not in default in the performance of its covenants and agreements in this Sublease, Sublessee's quiet and peaceful


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enjoyment of the Sublet Premises shall not be disturbed or interfered with by
Sublessor, or any person claiming by, through or under Sublessor.

         8. Sublessee shall not assign, convey or mortgage this Sublease or any interest therein, or allow any transfer thereof or any lien upon Sublessee's interest in the Sublet Premises by operation of law or otherwise, or further sublet the Sublet Premises or any part thereof, or permit the occupancy of the Sublet Premises or any part thereof by anyone other than Sublessee.

         9. This Sublease and the rights of the parties hereunder are subject and subordinate to the Lease. Each party agrees that it will not, by its act or omission to act, cause a default under the Lease. In furtherance of the foregoing, the parties hereby confirm, each to the other, that it is not practical in this Sublease to enumerate all of the rights and obligations of the various parties under the Lease and specifically to allocate those rights and obligations in this Sublease. Accordingly, in order to afford Sublessee the benefits of this Sublease and of those provisions of the Lease which by their nature are intended to benefit the party in possession of the Leased Premises, and in order to protect Sublessor against the default by Sublessee which might cause a default by Sublessor under this Lease, Sublessor and Sublessee agree as follows:

         (i) Sublessee's use of the Subleased Premises shall be strictly in accordance with the use provisions of the Lease.

         (ii) Sublessee shall perform all affirmative covenants and shall refrain from performing any act which is prohibited by the negative covenants of the Lease, whether the obligation to perform or refrain from performing is by its nature imposed upon the party in possession of the Sublet Premises. If practical, Sublessee shall perform affirmative covenants which are also covenants of Sublessor under the Lease at least five (5) days prior to the date when Sublessor's performance is required under the Lease. Sublessor shall have the right to enter the Sublet Premises to cure any default by Sublessee under this paragraph.

         (iii) Sublessor shall not agree to any amendment to the Lease which might have an adverse effect on Sublessee's occupancy of the Sublet Premises or its use of the Sublet Premises for their intended purpose, unless Sublessor shall first obtain Sublessee's prior written approval thereof.

         (iv) Sublessor hereby grants Sublessee the right to receive all of the services and benefits with respect to the Sublet Premises which are to be provided by Landlord under the Lease. Sublessor shall have no duty to perform any obligations of Landlord which are, by their nature, the obligation of an owner or manager of real property. For example, Sublessor shall not be required to provide the services or repairs which the Landlord is required to provide under the Lease. The Sublessor shall have no responsibility for or be liable to Sublessee for any default, failure or delay on the part of Landlord in the performance or observance by Landlord of any of its obligations under the Lease, nor shall such default by Landlord affect this Sublease or waive or defer the performance for any of Sublessee's obligations hereunder, except to the extent that such default by Landlord excuses performance by Sublessor under the Lease. Notwithstanding the foregoing, the parties contemplate that Landlord shall, in fact, perform its obligations under the Lease, and in the event of any default or failure of such performance by Landlord, Sublessor agrees that it will, upon notice from Sublessee, make demand upon Landlord to perform its obligations under the Lease and, provided that Sublessee specifically agrees to pay all costs and expenses of Sublessor, Sublessor will take appropriate legal action to enforce the Lease.

         (v) Sublessee hereby agrees to indemnify and hold Sublessor harmless, with regard to its leasing and use of the Subleased Premises, to the same extent that Sublessor, as tenant or lessee, is required to indemnify and hold Landlord harmless with respect to the Premises. Likewise,


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Sublessee hereby agrees to obtain insurance in the same amounts and of the same types required to be carried by Sublessor with regard to the Premises.

         (vi) Any act or omission by Sublessee that would constitute a default under the Lease shall be deemed a default by Sublessee under this Sublease. In addition, any failure by Sublessee to pay Rent when due or any failure by Sublessee to perform any other obligations required under this Sublease, shall be deemed a default hereunder and that in such event Sublessor's rights shall be the same as Landlord's rights upon Sublessor's default under the Lease.

         10. Sublessee agrees that all of the remaining terms, covenants, promises and conditions of the Lease are hereby incorporated by reference, and Sublessee shall comply with and be bound by all of the terms, covenants, promises and conditions of the Lease which pertain to the Sublet Premises. Sublessor shall have all rights and remedies provided for the Landlord under the Lease, in the event Sublessee shall default in the performance of its obligations under this Sublease.

         11. This Sublease contains the entire agreement and understanding between the parties hereto with respect to the Sublet Premises, and there are no other terms, covenants, obligations or representations of any kind whatsoever regarding the subject matter hereof. Provide, however, that capitalized terms used herein but not defined shall have the meanings given to them in the Lease.

         12. This Sublease shall be binding upon, and shall enure to the benefit of, the parties hereto, and their respective successors and assigns.

         13. This Sublease shall be governed and interpreted in accordance with the laws of the State of Georgia.

         IN WITNESS WHEREOF, Sublessor and Sublessee have caused this Sublease to be executed for and in their respective names on the date shown above.


SUBLESSOR:                                     SUBLESSEE:

WESTPOINT STEVENS INC.                         HTG CORPORATION


By: /s/ Thomas M. Lane                         By: /s/ Holcombe T. Green, Jr.
    ----------------------------                   ----------------------------
Its: Senior VP and Treasurer                   Its: President
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Date: February 6, 2001                         Date: February 5, 2001
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